                              AMENDED AND RESTATED


                                CREDIT AGREEMENT


                                      among



                      TRI-STATE OUTDOOR MEDIA GROUP, INC.,

                                   as Borrower

                THE LENDING INSTITUTIONS PARTY HERETO, as Lenders


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent


                                   Dated as of

                                 AUGUST 12, 1999

                       TRI-STATE OUTDOOR MEDIA GROUP, INC.

                          AMENDED AND CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of August 12, 1999, is among TRI-STATE OUTDOOR MEDIA GROUP, INC., the LENDERS and THE FIRST NATIONAL BANK OF CHICAGO, as Agent.


                                    RECITALS

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement, dated as of September 18, 1998, as amended by a First Amendment thereto, dated as of March 1, 1999, and a Second Amendment thereto, dated as of June 30, 1999 (as so amended, the "Existing Credit Agreement"), pursuant to which the Lenders have made certain term loan, letter of credit and revolving credit facilities available to the Borrower;

         WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in order to increase the amount of the revolving credit facility available thereunder and to make certain other amendments thereto; and

         WHEREAS, the Borrowers, the Lenders and the Agent desire to amend and restate the Existing Credit Agreement to effect such amendments;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests in a limited liability company.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or

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
date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the Aggregate Facility A Commitment or the Aggregate Facility B Commitment, as appropriate.

         "Aggregate Facility A Commitment" means the aggregate of the Facility A Commitments of all the Lenders (including amounts outstanding thereunder), as reduced from time to time pursuant to the terms hereof. The initial Aggregate Facility A Commitment is $10,000,000.

         "Aggregate Facility B Commitment" means the aggregate of the Facility B Commitments of all the Lenders (including amounts outstanding thereunder), as reduced from time to time pursuant to the terms hereof. The initial Aggregate Facility B Commitment is $10,000,000.

         "Agreement" means this amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Aggregate Total Commitment" means the combined total of the Aggregate Facility A Commitment and the Aggregate Facility B Commitment.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Annualized Net Operating Cash Flow" means, as at any date of determination thereof, the product of (i) Net Operating Cash Flow for the fiscal quarter ending on such date, times (ii) four.

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         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Facility B Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means either of the President or the Chief Financial Officer of the Borrower, acting singly.

         "Borrower" means Tri-State Outdoor Media Group, Inc., a Kansas corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made or a Facility Letter of Credit is issued hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditures" means, without duplication, any expenditures by any of the Borrower or its Subsidiaries for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset excluding (i) the cost of assets acquired with Capitalized Lease Obligations (other than that portion which is capitalized on the consolidated balance sheet), (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

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
         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means (i) Sheldon Hurst or a trust for the benefit of Sheldon Hurst or his spouse or descendants, partnership or limited liability company (in each case, controlled by Sheldon Hurst) shall cease to own, free and clear of all Liens or other encumbrances (other than Liens in favor of the Agent and the Lenders), at least 20.7% of the outstanding shares of voting stock of Holdings on a fully diluted basis; (ii) Sheldon Hurst shall cease to be the acting Chief Executive Officer of Holdings or the Borrower and the board of directors of the applicable company shall not have appointed a successor reasonably acceptable to the Required Lenders within six months; (iii) Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than Liens in favor of the Agent and the Lenders), 100% of the outstanding shares of capital stock of the Borrower on a fully diluted basis; or (iv) a "Change of Control", as defined in the Senior Note Indenture, shall occur.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means, collectively, "Collateral" as defined in each of the Collateral Documents.

         "Collateral Assignment" means a reaffirmation of collateral assignment, in substantially the form of Exhibit "F" hereto, duly executed and delivered to the Agent by the Borrower, as the same may be amended or modified and in effect from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, the Collateral Assignment, the Pledge Agreement, all other security agreements and collateral documents executed and delivered to the Agent pursuant to Section
6.24.2 or 6.24.3, and all other agreements, instruments, or documents necessary to effect the purposes of the Security Agreement, the Pledge Agreement, and all such other security agreements and collateral documents, including, without limitation, UCC-1 financing statements and fixture filings suitable for filing in the appropriate jurisdictions.

         "Commitment" means a Facility A Commitment or a Facility B Commitment, as appropriate.

         "Compliance Certificate" means a compliance certificate, in substantially the form of Exhibit "C" hereto, with appropriate insertions, signed by the Borrower's Chief Financial Officer.

         "Condemnation" is defined in Section 7.8.

         "Contingent Obligation" of a Person means (i) any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable

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
upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and (ii) any contingent liability of such Person with respect to Letters of Credit or other surety instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Converted Mesirow Equity" means preferred stock in Holdings issued to Mesirow Capital Partners VI and Mesirow Capital Partners VII upon the conversion of the Holdings Mesirow Indebtedness thereto.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "Default" means an event described in Article VII.

         "Effective Date" means the Business Day on which (i) the Borrower, the Agent and the Lenders have executed this Agreement, and (ii) all of the conditions precedent set forth in Section 4.1 shall have been satisfied or waived in accordance with the terms hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equity Infusion Date" means the date on which Holdings shall have received at least $4,000,000 in cash proceeds from the issuance of equity securities, and Holdings shall have contributed such proceeds to the Borrower as equity, all on terms acceptable to the Agent, and the Agent shall have received copies, certified by the Secretary or an Assistant Secretary of Holdings, of the documents evidencing such transactions.

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
         "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "Eurodollar Loan" means a Loan which bears interest at a Eurodollar
Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, if any, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Existing Credit Agreement" is defined in the Recitals hereto.

         "Facility" means Facility A or Facility B, as appropriate.

         "Facility A" means a single-draw term loan facility in the amount of the Aggregate Facility A Commitment utilized under this Agreement pursuant to
Section 2.1.1.

         "Facility A Commitment" means, for each Lender, the obligation of such Lender to make a term Loan under Facility A not exceeding the amount set forth opposite its name on Schedule "1" hereto (but subject to Section 2.1.1) or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Facility A Lenders" means, collectively, Lenders having Facility A Commitments.

         "Facility B" means a revolving credit and letter of credit facility in the amount of the Aggregate Facility B Commitment utilized under this Agreement pursuant to Sections 2.1.2 and 2.18.

         "Facility B Commitment" means, for each Lender, the obligation of such Lender to make revolving credit Loans and/or to issue (in the case of First Chicago) or purchase risk participations in the Facility Letters of Credit under Facility B in an aggregate amount at any one time outstanding not exceeding the amount set forth opposite its name on Schedule "1" hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Facility B Lenders" means, collectively, Lenders having Facility B Commitments.

         "Facility B Principal Obligations Amount" means an amount equal to the sum of (i) the aggregate principal amount of Advances outstanding under Facility B, plus (ii) the Facility Letter of Credit Obligations.

         "Facility Letter of Credit" means a Letter of Credit issued pursuant to
Section 2.18.

         "Facility Letter of Credit Obligations" means as at the time of determination thereof, the sum of (i) the Reimbursement Obligations then outstanding and (ii) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

         "Facility Letter of Credit Sublimit" means an aggregate amount of $100,000.

         "Facility Termination Date" means December 31, 2005.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" means the Fee Letter, dated July 28, 1999, among the Borrower, First Chicago and the Arranger, as the same may be amended or modified and in effect from time to time.

         "Financial Undertaking" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (ii) any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (iii) any other transaction (other than Capitalized Lease Obligations) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries, or (iv) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Holdings" means SGH Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "Holdings Mesirow Indebtedness" means, collectively, (i) that certain Indebtedness of Holdings to Mesirow Capital Partners VI in the amount of $3,900,000 plus accrued interest, as evidenced by the Mesirow 94 Documents, and
(ii) that certain Indebtedness of Holdings to Mesirow Capital Partners VI and Mesirow Capital Partners VII in the amount of $9,000,000 plus accrued interest, as evidenced by the Mesirow 97 Documents.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations,
(vii) Sale and Leaseback Transactions, (viii) Net Mark-to-Market Exposure of Rate Hedging Agreements, (ix) obligations under non-compete agreements, and (x) reimbursement obligations for drawings or payments under Letters of Credit.

         "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (i) Net Operating Cash Flow to (ii) cash interest expense and commitment fees on Total Debt, in each case for the four consecutive fiscal quarters ending on such date.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, or, six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

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         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Issuing Lender" means First Chicago in its capacity as issuer of the Facility Letters of Credit.

         "Key Man Life Insurance" means a life insurance policy or policies obtained by the beneficiary or beneficiaries thereof on the life of Sheldon G. Hurst in a face amount of not less than $2,500,000 and assigned by such beneficiary or beneficiaries to the Agent for the benefit of the Lenders, such policy or policies to be issued by a reputable insurer rated "A" or better by A.M. Best & Co. and the form and terms of such policies and assignment to be acceptable to the Agent.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Cash Collateral Amount" is defined in Section 2.18.8.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means, collectively, this Agreement, any Notes issued pursuant to Section 2.13, the Security Agreement, the Collateral Assignment, the Reimbursement Agreements, the Fee Letter, the Original Fee Letter and any other agreements, instruments, or documents executed by the Borrower in favor of the Agent or any Lender to effect the purposes of the financing arrangement contemplated hereunder.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the

Loan Documents, (iii) the ability of Holdings to perform its obligations under the Pledge Agreement, or (iv) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Material Indebtedness" means any Indebtedness aggregating in excess of $250,000.

         "Mesirow 94 Documents" means that certain Note and Warrant Purchase Agreement dated October 3, 1994 between Holdings and Mesirow Capital Partners VI, together with the Promissory Note issued pursuant thereto and any other agreements, instruments, indentures or documents executed in connection therewith, as amended pursuant to that certain Amendment Agreement dated as of June 30, 1999 among Holdings, Mesirow Capital Partners VI and Mesirow Capital Partners VII.

         "Mesirow 97 Documents" means, collectively, that (i) certain Note and Warrant Purchase Agreement dated June 12, 1997 between Holdings and Mesirow Capital Partners VII, together with the Promissory Note in the principal amount of $9,000,000 issued pursuant thereto and any other agreements, instruments, indentures or documents executed in connection therewith, (ii) the Exchange Agreement dated February 27, 1998 among Holdings, Mesirow Capital Partners VI and Mesirow Capital Partners VII, and (iii) the Amendment Agreement dated as of June 30, 1999 among Holdings, Mesirow Capital Partners VI and Mesirow Capital Partners VII.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Net Operating Cash Flow" means, for any period of determination thereof, the sum of (a) pre-tax income or deficit, as the case may be (excluding extraordinary gains and losses), (b) cash interest expense, (c) depreciation and amortization, and (d) all other non-cash charges (to the extent deducted in determining net income or deficit), all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis, after giving effect to any Acquisitions and Sales of assets made during such period as if made on the first day of such period.

         "Net Proceeds" means net cash proceeds realized upon (i) the sale, transfer, or other disposition of assets or (ii) the sale or series of sales or issuance of any common stock, preferred stock, warrant or other equity, in each case after the payment of all expenses (including, with respect to clause (ii), underwriting discounts and commissions) and taxes related to such transaction and the net cash proceeds of the liquidation (at any time) of securities received as consideration from such transaction.

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, including, without limitation, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

         "Operating Lease" of any Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

          "Original Fee Letter" means the Fee Letter, dated August 18, 1998, as amended by the Fee Letter Amendment, dated March 1 1999, among the Borrower, First Chicago and the Arranger.

         "Other Taxes" is defined in Section  3.5(ii).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September, and December.

         "Percentage" means, for any Facility B Lender, 100% times a fraction
(i) the numerator of which is such Lender's Facility B Commitment, and (ii) the denominator of which is the Aggregate Facility B Commitment.

         "Permitted Acquisition" means any Acquisition by the Borrower with respect to which each of the following requirements is satisfied:

                  (a) Such Acquisition has been approved or consented to by (i) the board of directors or equivalent governing body of the Person whose assets or equity interests are to be acquired and (ii) in the event that the aggregate consideration for such Acquisition (or for such Acquisition and related Acquisitions) exceeds $250,000, the Required Lenders.

                  (b) Prior to and after giving effect to such Acquisition, no Default or Unmatured Default will exist.

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
         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge Agreement" means an amended and restated pledge agreement, in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Agent by Holdings, as the same may be amended or modified and in effect from time to time.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Principal Obligations Amount" means an amount equal to the sum of (i) the aggregate principal amount of Advances outstanding under the Facilities, plus (ii) the Facility Letter of Credit Obligations.

         "Pro Forma Debt Service" means, at any date of determination thereof, the amount of payments of cash interest, principal and fees (excluding fees payable on the Effective Date) on or in respect of Indebtedness required to be made by the Borrower and its Subsidiaries during the period of twelve consecutive complete calendar months next succeeding such date of determination. For purposes of determining Pro Forma Debt Service, pro forma interest on Indebtedness shall be calculated at the Eurodollar Rate for an Interest Period of three months in effect on the date of such calculation.

         "Pro Forma Debt Service Coverage Ratio" means, as at the end of any fiscal quarter, the ratio of (i) Annualized Net Operating Cash Flow to (ii) Pro Forma Debt Service.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuing Lender may from time to time employ in the ordinary course of business.

         "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Issuing Lender and/or the Agent in respect of all payments or disbursements made by the Lenders, the Issuing Lender and/or the Agent under or in respect of draws made under the Facility Letters of Credit that have not been reimbursed (with the proceeds of an Advance under Facility B or otherwise).

         "Reinvestment Notice" is defined in Section 6.13(b).

         "Reinvestment Period" is defined in Section 6.13(b).

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the sum of (i) the Aggregate Facility A Commitment or, after the initial Borrowing Date, the aggregate principal amount of Advances outstanding under Facility A, plus (ii) the Aggregate Facility B Commitment or, if the Aggregate Facility B Commitment has been terminated, the Facility B Principal Obligations Amount.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Sale" means the sale, transfer or other disposition of any assets of the Borrower or a Subsidiary.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

         "Security Agreement" means an amended and restated general pledge and security agreement, in substantially the form of Exhibit "B" hereto, duly executed and delivered to the Agent by the Borrower, as the same may be amended or modified and in effect from time to time.

         "Senior Note Indenture" means that certain Indenture dated as of May 15, 1998 between the Borrower, as issuer, and IBJ Schroder Bank & Trust Company, as trustee.

         "Senior Notes" means the Borrower's 11% Senior Notes due 2008 issued under the Senior Note Indenture in the aggregate principal amount of $100,000,000.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of Holdings and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets (before depreciation and amortization) of Holdings and its Subsidiaries as would be shown in the consolidated financial statements of Holdings and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Holdings and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Total Debt" means the sum of (i) Indebtedness for borrowed money (not including accrued but unpaid interest), (ii) Contingent Obligations under guarantees, (iii) unreimbursed drawings under the Facility Letters of Credit and other Letters of Credit, (iv) Net Mark-to-Market Exposure of Rate Hedging Agreements, (v) obligations under non-compete agreements, plus (vi) Capitalized Lease Obligations, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "Total Leverage Ratio" means, at any date of determination thereof, the ratio (i) Total Debt as of such date to (ii) Annualized Net Operating Cash Flow determined as of the last day of the three consecutive calendar month period then ending or most recently ended not less than 35 days prior to such date of determination.

         "Total Revenues" means the sum of all revenues, according to Agreement Accounting Principles generated from: (i) the rental of out-of-home advertising displays; (ii) the production of out-of-home advertising displays; (iii) the production of advertising copy for out-of-home advertising displays (including the sale of materials used to produce such advertising copy); (iv) commercial sales and service; and (v) subleasing of out-of-home advertising displays or of other related assets.

         "Transaction Documents" means, collectively, the Loan Documents, the Pledge Agreement, all guaranties executed and delivered by Subsidiaries pursuant to Section 6.25.2 and any other agreements, instruments, or documents executed by Holdings and any Subsidiaries in favor of the Agent or any Lender to effect the purposes of the financing arrangement contemplated hereunder.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 5.20.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1 Commitments.

                  2.1.1 Facility A Commitment. Each Facility A Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make a term Loan to the Borrower under Facility A on the initial Borrowing Date in an amount not to exceed the amount of its Facility A Commitment. On December 31, 2000, the lesser of (a) $4,000,000 and (b) the aggregate principal amount of Advances then outstanding under Facility B shall become Advances deemed to have been made under Facility A as of such date and shall thereafter not be included as Advances under Facility B.

         2.1.2 Facility B Commitment.

         (a) From and including the Effective Date and prior to the Facility Termination Date, each Facility B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower under Facility B from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility B Commitment; provided, however, that the Facility B Lenders shall not be obligated to make an Advance under Facility B if (i) the making of such Advance would cause the Facility B Principal Obligations Amount to exceed the Aggregate Facility B Commitment then in effect, (ii) prior to the Equity Infusion Date, the making of such Advance would cause the Principal Obligations Amount to exceed $16,000,000, or (iii) prior to January 1, 2001, the making of such Advance would cause the Facility B Principal Obligations Amount to exceed $8,000,000 unless the conditions precedent set forth in Section 4.2 (in addition to those set forth in Section 4.3) shall have been satisfied or waived in accordance with the terms hereof. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under Facility B at any time prior to the Facility Termination Date so long as any portion of the Aggregate Facility B Commitment remains unutilized. The Facility B Commitments shall expire on the Facility Termination Date.

         (b) The Borrower hereby agrees that if at any time the Facility B Principal Obligations Amount exceeds the Aggregate Facility B Commitment then in effect, the Borrower shall immediately repay the Advances outstanding under Facility B in such amount as may be necessary to eliminate such excess; provided that if an excess remains after repayment of all Advances outstanding under Facility B, then the Borrower shall cash collaterize the Facility Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

         2.2 Required Payments; Termination.

                  2.2.1 Facility A. The aggregate principal amount of Advances outstanding under Facility A (or deemed to be outstanding pursuant to Section 2.1.1) on January 1, 2001 shall be payable in 20 quarterly installments on each Payment Date, commencing March 31, 2001. Each quarterly installment due on a Payment Date occurring in a calendar year set forth below shall be in the percentage of such aggregate principal amount set forth opposite such calendar year. The outstanding balance of Advances made under Facility A shall be payable in full on the Facility Termination Date.

                                         Amount (Each Payment
                 Calendar Year                   Date)
                 -------------                   -----
                      2001                       2.50%
                      2002                       3.75%
                      2003                       5.00%
                      2004                       6.25%
                      2005                       7.50%

                  2.2.2 Facility B. The outstanding balance of Advances made under Facility B shall be payable in full on the Facility Termination Date.

                  2.2.3 Sale of Assets. Within 10 days of the receipt of the proceeds of a Sale permitted by any of Sections 6.13(a)(iv) through 6.13(a)(vii), the Borrower shall make a mandatory payment or prepayment under the Facilities in accordance with Section 2.2.6 in an amount equal to 100% of the Net Proceeds (including proceeds from condemnation proceedings brought by or on behalf of any governmental entity or entities) realized from such Sale, unless, in the case of Sales permitted by any of Sections 6.13(a)(iv) through 6.13(a)(vi), it complies with the provisions of Section 6.13(b). In the event that the Borrower does not reinvest 100% of the Net Proceeds identified in a Reinvestment Notice within the applicable Reinvestment Period, it shall, on or prior to the last day of such Reinvestment Period, make a mandatory payment or prepayment under the Facilities in accordance with Section 2.2.6 in an amount equal to 100% of such Net Proceeds, less any portion thereof so reinvested. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amount under this Section 2.2.3 in excess of the Principal Obligations Amount.

                  2.2.4 Sales of Equity. Within 60 days of the sale or series of sales or issuance of any common stock, preferred stock, partnership interest, limited liability company membership, warrant or other equity (whether through a public offering or a private sale) by the Borrower or Holdings (other than equity issued (a) through an initial public offering by Holdings or the Borrower, or (b) to employees pursuant to an employee stock option or ownership program of the Borrower or Holdings), the Borrower shall make a mandatory payment or prepayment under the Facilities in accordance with Section 2.2.6 in an amount equal to 100% of the Net Proceeds realized from such sale, series of sales, or issuance; provided, however, that (a) the Borrower shall only be obligated to make a prepayment under this Section 2.2.4 on the Equity Infusion Date in the amount of the excess, if any, of the Net Proceeds of the sale of equity securities issued on or about such date over $5,000,000 and (b) the Borrower shall not be obligated to pay any amount under this Section 2.2.4, in excess of the Principal Obligations Amount.

                  2.2.5 Initial Public Offering. Concurrently with the receipt by Holdings or the Borrower of the proceeds of an initial public offering of capital stock of Holdings or the Borrower, the Borrower shall pay in full all outstanding Obligations, and shall transfer to the Agent for deposit in the Letter of Credit Cash Collateral Account the aggregate undrawn face amount of any then outstanding Facility Letters of Credit.

                  2.2.6 Allocation. All payments made under Sections 2.2.3,
2.2.4 and 6.6 shall be applied first to the payment of Reimbursement Obligations, second to the prepayment of principal installments under Facility A in the inverse order of maturity, third to the prepayment of any Advances outstanding under Facility B, and the balance, if any, shall be transferred to the Agent for deposit in the Letter of Credit Cash Collateral Account.

                  2.2.7 Termination. Except as otherwise set forth herein, this Agreement shall terminate when the Borrower has paid in full all outstanding Obligations and transferred to the Agent for deposit in the Letter of Credit Cash Collateral Account the aggregate undrawn face amount of any then outstanding Facility Letters of Credit.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made under a Facility from the several Lenders ratably in proportion to the ratio that their respective Commitments under such Facility bear to the Aggregate Commitment under such Facility.

         2.4 Types of Advances.

                  2.4.1 Types. Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5 Certain Fees; Reductions in Aggregate Commitments.

                  2.5.1 Fees. (a) The Borrower agrees to pay to the Agent for the account of each Facility B Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Facility B Lender's Facility B Commitment from the Effective Date to and including the Facility Termination Date, payable on each Payment Date, commencing September 30, 1999, and on the Facility Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Facility B Lenders to make Loans under Facility B and of the Issuing Lender to issue Facility Letters of Credit hereunder.

                  (b) The Borrower agrees to pay to the Agent, for its own account, such Agent's fees as the Borrower and the Agent may agree upon from time to time.

                  2.5.2 Mandatory Reductions.

                  (a) On December 31, 2000, the Aggregate Facility B Commitment shall be reduced, ratably among the Facility B Lenders in proportion to their respective Facility B Commitments, to $6,000,000 (if not theretofore reduced below such amount in accordance with the provisions of this Agreement).

                  (b) The Aggregate Facility B Commitment shall be permanently reduced, ratably among the Facility B Lenders in proportion to their respective Facility B Commitments, on each Payment Date, commencing March 31, 2002. Each such reduction occurring on a Payment Date in a calendar year set forth below shall be in the amount set forth opposite such calendar year.

                                     Reduction (Each
        Calendar Year                 Payment Date)
        -------------                 -------------
             2002                        $250,000
             2003                        $250,000
             2004                        $250,000
             2005                        $750,000

                  (c) Upon the occurrence of any of the events described in
Section 2.2.3, 2.2.4 or 6.6, the Aggregate Facility B Commitment shall be reduced, ratably among the Facility B Lenders in proportion to their respective Facility B Commitments, by the amount by which the mandatory payment or prepayment required to be made by the Borrower pursuant to such Section exceeds the aggregate principal amount of Advances then outstanding under Facility A.

                  2.5.3 Voluntary Reductions. The Borrower may permanently reduce the Aggregate Facility B Commitment in whole, or in part ratably among the Facility B Lenders in integral multiples of $250,000, upon at least two Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Facility B Commitment may not be reduced below the Facility B Principal Obligations Amount.

         2.6 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $100,000 (and in multiples of $50,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $50,000 if in excess thereof); provided, however, that (i) any Floating Rate Advance may be in the amount of the unused Aggregate Total Commitment, and (ii) any Floating Rate Advance to be applied to the Borrower's reimbursement obligation pursuant to
Section 2.18.3(a) or to pay interest on Indebtedness shall be in the amount of such reimbursement obligation or interest, as the case may be.

         2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $50,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior written notice to the Agent. A Eurodollar Advance may not be paid prior to the last day of the applicable Interest Period. All prepayments made under this Section 2.7 shall be applied first to any Advances outstanding under Facility B, and second to principal installments under Facility A in the inverse order of maturity.

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (i) the Facility under which such Advance is to be borrowed,

                  (ii) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (iii) the aggregate amount of such Advance,

                  (iv) the Type of Advance selected, and

                  (v) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Borrower hereby authorizes the Agent to disburse the proceeds of each Advance into the Borrower's general deposit account maintained at First Chicago, unless the Borrower instructs the Agent otherwise in writing.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

                  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.10 Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.9, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.2.1.

         2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If any Advance (or portion thereof) is not paid when due, whether pursuant to any of Sections 2.2.1 through 2.2.5, by acceleration or otherwise, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that all Advances shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advances plus 3% per annum until such Advance (or portion thereof) is paid in full.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders to whom such Obligations are due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (d) Any Lender may request that its Loans under either Facility be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note evidencing its Loans under such Facility payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         (e) The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower and the Agent shall, absent written instructions from an Authorized Officer to the contrary, deposit the proceeds of such Advances in the Borrower's operating account with the Agent. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Effective Date, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and letter of credit fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.15 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each affected Lender of the contents of each Aggregate Facility B Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify the Borrower and each affected Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

         2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes held by any Lender shall be deemed held by such Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal or interest to the Agent for the account of any Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The

Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.18 Facility Letters of Credit.

                  2.18.1 Issuance of Facility Letters of Credit. (a) From and after the Effective Date, the Issuing Lender agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Facility Letters of Credit; provided, however, that the Issuing Lender shall not be under any obligation to issue, and shall not issue, any Facility Letter of Credit if (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuing Lender shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of Facility Letters of Credit in particular or shall impose upon the Issuing Lender with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuing Lender as of the date of this Agreement and which the Issuing Lender in good faith deems material to it; (ii) one or more of the conditions to such issuance contained in Section 4.3 is not then satisfied; or (iii) after giving effect to such issuance, (A) the aggregate amount of the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit, (B) the Facility B Principal Obligations Amount would exceed the Aggregate Facility B Commitment, or (C) prior to the Equity Infusion Date, the Principal Obligations Amount would exceed $16,000,000.

                  (b) In no event shall the expiration date of any Facility Letter of Credit be later than the earlier of (i) one year from the date of issuance thereof, and (ii) November 30, 2005.

                  2.18.2 Participating Interests. Immediately upon the issuance by the Issuing Lender of a Facility Letter of Credit in accordance with Section 2.18.4, each Facility B Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse, representation or warranty, an undivided participation interest equal to its Percentage of the face amount of such Facility Letter of Credit and each draw paid by the Issuing Lender thereunder.

                  2.18.3 Facility Letter of Credit Reimbursement Obligations.
(a) The Borrower agrees to pay to the Issuing Lender (i) on each date that any amount is drawn under each Facility Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses, if any, with respect thereto specified in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this
Section 2.18.3 until payment in full at the Floating Rate plus 3% per annum.

                  (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuing Lender for amounts which the Issuing Lender pays under such Facility Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Facility B Lenders make a Floating Rate Advance under this Agreement in a principal amount equal to such unreimbursed Reimbursement Obligations. The Agent shall promptly notify the Facility B Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.8, but subject to satisfaction or waiver of the conditions precedent set forth in Section 4.3, each Facility B Lender shall make available to the Agent its Loan in the manner prescribed for Floating Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the Issuing Lender for the account of the Borrower in satisfaction of such unreimbursed Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Floating Rate Advance.

                  (c) If the Issuing Lender makes a payment on account of any Facility Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason a Floating Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Facility B Lender shall deliver to the Agent for the account of the Issuing Lender, in immediately available funds, the purchase price for such Facility B Lender's interest in such unreimbursed Reimbursement Obligations, which shall be an amount equal to such Facility B Lender's Percentage of such payment. Each Facility B Lender shall, upon demand by the Issuing Lender, pay the Issuing Lender interest on such Facility B Lender's Percentage of such draw from the date of payment by the Issuing Lender on account of such Facility Letter of Credit until the date of delivery of such funds to the Issuing Lender by such Facility B Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Facility B Lenders only in the event and to the extent that the Issuing Lender is not reimbursed in full by the Borrower for the amount of any draw on the Facility Letters of Credit.

                  (d) At any time after the Issuing Lender has made a payment on account of any Facility Letter of Credit and has received from any other Facility B Lender such Facility B Lender's Percentage of such payment, such Issuing Lender shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Loan Document but excluding any transfer of funds from any other Facility B Lender pursuant to Section 2.18.3(b)), transfer to such other Facility B Lender such other Facility B Lender's Percentage of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Facility B Lender from the time Issuing Lender has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the receipt by the Issuing Lender of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Facility B Lender shall promptly return to the Issuing Lender any portion thereof previously transferred by the Issuing Lender to such Facility B Lender, but without interest to the extent that interest is not payable by the Issuing Lender in connection therewith.

                  2.18.4 Procedure for Issuance. Prior to the issuance of each Facility Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Issuing Lender (with a copy to the Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility Letter of Credit shall be reasonably satisfactory to the Issuing Lender. Each Facility Letter of Credit shall be issued no earlier than two Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Issuing Lender by telecopy, telex or other electronic means followed by delivery of executed originals within five days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 2.18.1(b), and shall specify therein (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be a Business Day prior to November 30, 2005, (iv) the entity for whose benefit the requested Facility Letter of Credit is to be issued, which shall be the Borrower and (v) the aggregate amount of Facility Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Facility Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of Section
2.18.1 and provided that the applicable conditions set forth in Section 4.3 have been satisfied, the Issuing Lender shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuing Lender's usual and customary business practices. In addition, any amendment of an existing Facility Letter of Credit shall be deemed to be an issuance of a new Facility Letter of Credit and shall be subject to the requirements set forth above. The Issuing Lender shall give the Agent prompt written notice of the issuance of any Facility Letter of Credit.

                  2.18.5 Nature of Obligations. (a) The obligations of each Facility B Lender to make payments to the Agent for the account of the Issuing Lender with respect to the Facility Letters of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this
Agreement or any of the other Transaction Documents;

                           (ii) the existence of any claim, setoff, defense or
other right which the Borrower may have at any time against the beneficiary of a Facility Letter of Credit or any transferee of a Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Facility B Lender or any other Person, whether in connection with this Agreement, the Facility Letters of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Affiliate of the Borrower and the beneficiary of a Facility Letter of Credit);

                           (iii) any draft, certificate of any other document
presented under a Facility B Letter of Credit proving to be forged, fraudulent or invalid in any respect, or insufficient in accordance with the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500, or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for
the performance or observance of any of the terms of any of the Transaction Documents; or

                           (v) the occurrence of any Default or Unmatured
Default;

                  provided, however, that the Facility B Lenders shall not be required to fund their participations in a Facility Letter of Credit if the corresponding payment made by the Issuing Lender under such Facility B Letter of Credit was made as a result of the Issuing Lender's gross negligence or willful misconduct or failure to negotiate a draft in accordance with the standard of care required by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500.

                  (b) The Borrower's obligation to make all payments due under
Section 2.18.3 shall be absolute, unconditional and irrevocable, and such payments shall be made strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, any or all of the following circumstances:

                           (i) any determination of invalidity or
unenforceability with respect to a Facility Letter of Credit after payment by the Issuing Lender;

                           (ii) any lack of validity or enforceability of any or
all of the Transaction Documents;

                           (iii) any amendment to, waiver of, any consent under
or departure from any or all of the Transaction Documents;

                           (iv) any exchange, release or nonperfection of any
Collateral, or any release or amendment or waiver of or consent to departure from any guaranty;

                           (v) the existence of any claim, setoff, defense or
other right which the Borrower may have at any time against the beneficiary of a Facility Letter of Credit or any transferee of Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, the Facility B Lenders or any other Person; or

                           (vi) any statement or any other document presented
under a Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

                  (c) The Issuing Lender shall use its best efforts to give prompt notice to the Borrower of the presentation of a draft under a Facility Letter of Credit; provided, however, that failure to give such notice shall not limit or otherwise affect the Borrower's obligations under this Agreement except as explicitly provided herein.

                  2.18.6 Indemnification; Assumption of Risk.

                  (a) The Borrower hereby agrees to indemnify and hold harmless the Agent, the Issuing Lender and each Facility B Lender and their respective directors, officers and employees from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind which any thereof may incur by reason of or in connection with the execution and delivery, issuance or transfer of, or any payment or failure to pay under, the Facility Letters of Credit; provided, however, that the Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the gross negligence, willful misconduct, or failure to negotiate any draft in accordance with the standard of care required by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500 on the part of the Issuing Lender in making payment under a Facility Letter of Credit.

                  (b) The Borrower assumes all risks of the acts or omissions of each beneficiary of a Facility Letter of Credit with respect to its use thereof or reliance thereon. Neither the Facility B Lenders, the Issuing Lender, nor the Agent shall be responsible: for the validity or genuineness of certificates or other documents delivered under or with the Facility Letter of Credit, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code; for errors in translation or for errors in interpretation of technical terms; for any failure or inability by any Facility B Lender, the Issuing Lender or the Agent or anyone else to perform under the foreign laws, customs or regulations or by reason of any control or restriction rightfully or wrongfully exercised by any government or group asserting or exercising governmental or paramount powers; or for any other consequences arising from causes beyond any Facility B Lender's, the Issuing Lender's or the Agent's control; nor shall any Facility B Lender, the Issuing Lender, or the Agent be responsible for any error, neglect, or default of any correspondent of such Person; and none of the above shall affect, impair or prevent the vesting of any of the rights or powers of any Facility B Lender, the Issuing Lender or the Agent under any of the Transaction Documents. The Issuing Lender may accept statements, certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action taken by any Facility B Lender, the Issuing Lender or the Agent in good faith in connection with the Facility Letters of Credit, or the relevant drafts, certificates or other documents, shall be binding on the Borrower and shall not result in any liability of such Facility B Lender, the Issuing Lender or the Agent to the Borrower. Nothing herein shall limit the Borrower's right to pursue its remedies against the beneficiary of a Facility Letter of Credit in connection with any improper or fraudulent draw.

                  2.18.7 Cash Collateral Upon Default. In addition to (and not in limitation of) any other rights of the Agent and the Lenders under this Agreement or the Security Agreement, upon the occurrence of a Default, the Borrower shall upon demand by the Agent immediately deposit with the Agent an amount equal to the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

                  2.18.8 Cash Collateral Account. Any amounts deposited with the Agent pursuant to Section 2.2.5, 2.2.6, 2.2.7 or 2.18.7 shall be held by the Agent in a special interest bearing cash collateral account (the "Letter of Credit Cash Collateral Account") as security for the Borrower's reimbursement obligations with respect to the Facility Letters of Credit. The Borrower shall have no control whatsoever over such cash collateral account, which shall be governed by the provisions of the Security Agreement. The Borrower shall deliver to the Agent any additional documents, agreements and instruments, and take any other actions, deemed necessary by the Agent or its counsel to create and maintain in favor of the Agent on behalf of the Lenders a valid and perfected Lien on such cash collateral account.

                  2.18.9 Facility Letter of Credit Fees. The Borrower hereby agrees to pay to the Agent (a) for the account of the Issuing Lender a fee with respect to each Facility Letter of Credit in an amount equal to 1% of the initial face amount of such Facility Letter of Credit payable on the date of issuance, and (b) for the account of the Facility B Lenders, ratably in proportion to their respective Facility B Commitments, a fee with respect to each Facility Letter of Credit equal to the Applicable Margin for Eurodollar Loans times the average daily undrawn face amount thereof, computed on a quarterly basis and payable quarterly in arrears on each Payment Date and upon the expiration, cancellation or utilization in full of such Facility Letter of Credit.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans or its interest in the Facility Letters of Credit, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or issuing or participating in the Facility Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans or Facility Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans, its issuance of or participation in the Facility Letters of Credit, or any Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans, Facility Letters of Credit or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, any Commitment or its issuance of or participation in Facility Letters of Credit (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5 Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) At least five Business Days prior to the first date on which interest is payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (i) two renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (ii) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2, and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4, or
3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4, and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Effectiveness of Agreement; Initial Advance and Facility Letters of Credit. The amendments to the Existing Credit Agreement embodied in this Agreement shall not become effective (in which case the Existing Credit Agreement shall remain in full force and effect) and the Lenders shall not be required to make the initial Advance hereunder and the Issuing Lender shall not be required to issue any Facility Letter of Credit hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

                  (i) A copy of the articles of incorporation of the Borrower, together with all amendments thereto, certified by the Secretary or Assistant Secretary of the Borrower.

                  (ii) A certificate of good standing of the Borrower, certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (iii) A copy, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws, together with all amendments thereto.

                  (iv) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution of the Loan Documents.

                  (v) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

                  (vii) The Security Agreement and the Collateral Assignment, each duly executed by an Authorized Officer.

                  (viii) To the extent not heretofore delivered pursuant to the Existing Credit Agreement, duly executed UCC-1 financing statements and fixtures filings describing the security interest of the Agent on behalf of the Lenders in the collateral covered by the Collateral

Documents in which a security interest may be perfected by filing UCC-1 financing statements and fixture filings, other than fixture filings covering billboards, and any other documents, agreements or instruments that the Agent or its counsel requests to perfect the security interest of the Agent in the collateral covered by the Collateral Documents, other than ground leases and vehicles covered by certificates of title.

                  (ix) Copies of searches of financing statements filed under the Uniform Commercial Code, together with tax lien and judgment searches with respect to the assets of the Borrower in such jurisdictions as the Agent may request.

                  (x) A copy of the articles of incorporation of Holdings, together with all amendments thereto, certified by the Secretary or Assistant Secretary of Holdings.

                  (xi) A certificate of good standing of Holdings, certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (xii) A copy, certified by the Secretary or Assistant Secretary of Holdings, of its by-laws, together with all amendments thereto.

                  (xiii) Copies, certified by the Secretary or Assistant Secretary of Holdings, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution of the Pledge Agreement.

                  (xiv) An incumbency certificate, executed by the Secretary or Assistant Secretary of Holdings, which shall identify by name and title and bear the signature of the officers of Holdings authorized to sign the Pledge Agreement.

                  (xv) The Pledge Agreement duly executed by an authorized officer of Holdings.

                  (xvi) Copies of any amendments to the Mesirow 94 Documents and the Mesirow 97 Documents providing for the transactions contemplated under this Agreement, in form and substance satisfactory to the Agent in its sole discretion, certified as true and correct and in full force and effect by the Secretary or Assistant Secretary of the Borrower and Holdings.

                  (xvii) A balance sheet and statement of cash flow in form and substance satisfactory to the Agent for the most recently ended fiscal quarter.

                  (xviii) A pro forma Compliance Certificate as of June 30,
1999.

                  (xix) A written opinion of counsel to the Borrower and Holdings, addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and its counsel.

                  (xx) Evidence of the Key Man Life Insurance, together with an assignment thereof to the Agent, on behalf of the Lenders, as loss payee.

                  (xxi) A certificate of an Authorized Officer stating that there have been no amendments to, or waivers of any of the provisions of, the Senior Note Indenture.

                  (xxii) Evidence of payment of (a) the balance of the up-front fee owing to the Arranger pursuant to the Fee Letter, (b) the balance of the amendment fee owing to First Chicago pursuant to the Original Fee Letter, and
(c) all costs, internal charges and out-of-pocket expenses required to be paid by the Borrower pursuant to Section 9.6 and for which an invoice has been submitted to the Borrower.

                  (xxiii) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2 Certain Advances. Prior to January 1, 2001, the Lenders shall not be required to make any Advance under Facility B that would cause the Facility B Principal Obligations Amount to exceed $8,000,000 (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances under such Facility) unless, in addition to satisfying the conditions set forth in Section 4.3, the Borrower shall furnish to the Agent, at the time of the Borrower's request for such Advance, a certificate of an Authorized Officer stating that (i) the proceeds of such Advances shall be applied by the Borrower to the payment of interest on Indebtedness, and (ii) cash and cash equivalents on hand of the Borrower do not exceed $250,000.

         4.3 Each Advance and Facility Letters of Credit. The Lenders shall not be required to make any Advance under a Facility (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances under such Facility) and the Issuing Lender shall not be required to issue any Facility Letter of Credit unless on the applicable Borrowing Date.

                  (i) There exists no Default or Unmatured Default.

                  (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed Compliance Certificate (after giving effect to the contemplated Advance) as a condition to making an Advance.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1 Corporate Existence and Standing. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (a) to the Borrower's knowledge, violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (b) violate the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or
(c) result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (other than the Lien created by the Security Agreement). No material order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4 Financial Statements. The December 31, 1998 and June 30, 1999 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5 Material Adverse Change. Since March 31, 1999, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrowers and their Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1992. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7 Litigation and Contingent Obligations. Except as set forth on Schedule "4" hereto, there is no (i) litigation or arbitration pending, (ii) governmental investigation, proceeding or inquiry of which the Borrower has received notice pending, or (iii) to the knowledge of any of its officers, litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Advances or the issuance of the Facility Letters of Credit. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 Subsidiaries. Schedule "2" hereto contains an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. The Borrower has no Unfunded Liabilities. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. The projections and pro forma determinations delivered to the Agent and the Lenders are reasonable and are based on reasonable assumptions of the Borrower's projections.

         5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

         5.13 Compliance With Laws, Etc. The Borrower and its Subsidiaries have materially complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. The Borrower and the Subsidiaries have obtained all material franchises, licenses, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary and appropriate to operate their respective businesses and all such franchises, licenses, certificates, consents, approvals and authorizations are in full force and effect.

         5.14 Ownership of Properties. Except as set forth on Schedule "3" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.18, to all of the Property and assets reflected in the financial statements as owned by it.

         5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); neither the execution of this Agreement nor the making of Loans or issuance of Facility Letters of Credit hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and "benefit plan investors" (as defined in 29 C.F.R. Section 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in the Borrower.

         5.16 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19 Solvency. (i) Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.20 Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

                  (i) Within 120 days after the close of each of its fiscal years, unqualified audit reports certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for Holdings and its Subsidiaries and for the Borrower and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and statements of cash flows, accompanied by (a) any management letters prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (ii) Within 90 days after the close of each of its fiscal years, a draft form of the annual statements required under Section 6.1(i).

                  (iii) Within 45 days after the close of each of the first three fiscal quarters in each of its fiscal years, for Holdings and its Subsidiaries and for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter and a management summary, all certified by the chief financial officer of Holdings and the Borrower, respectively.

                  (iv) Together with the financial statements required under Sections 6.1(i) and (iii), commencing with the financial statements of the Borrower for the fiscal year ending December 31, 1999, a Compliance Certificate showing the calculations necessary to determine compliance with this Agreement; provided, however, that any such Compliance Certificate need not show calculations covered by Compliance Certificates previously furnished by the Borrower pursuant to Section 6.1(v).

                  (v) (a) Within 35 days after the end of each month, other than any month on the last day of which a fiscal quarter ends, commencing with the month ending July 31, 1999 for the Borrower and its Subsidiaries, a consolidated profit and loss statement and statement of cash flows for the period from the beginning of the then-current fiscal year to the end of such month, each certified by the Chief Financial Officer of the Borrower, and (y) a Compliance Certificate showing the calculations necessary to determine compliance with
Section 6.19.5, and (b) within 15 days after the end of each month, commencing with the month ending July 31, 1999 (x) a statement of the Total Revenues of the Borrower and its Subsidiaries for such month and for the period from the beginning of the then-current fiscal year to the end of such month, in each case broken down by division and certified by the Chief Financial Officer of the Borrower, and (y) a Compliance Certificate showing the calculations necessary to determine compliance with Section 6.19.4.

                  (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (viii) As soon as available, but in any event not less than 30 days prior to the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated income statement and funds flow statement) of the Borrower for such fiscal year.

                  (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower or Holdings, copies of all financial statements, reports and proxy statements so furnished.

                  (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Holdings, the Borrower, or any of their respective Subsidiaries files with the Securities and Exchange Commission.

                  (xi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. The Borrower will use the proceeds of Advances (i) under Facility B (A) to pay its reimbursement obligations under Section 2.18.3(a), (B) to pay interest on Indebtedness, and (C) for working capital and general corporate purposes, and (ii) under both Facilities, to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3 Notice of Default, Etc. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

         6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation or partnership in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to maintain such authority could reasonably be expected to have a Material Adverse Effect.

         6.5 Taxes. The Borrower will, and will cause each Subsidiary to, file in a timely manner complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6 Insurance.

                  6.6.1 Property Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practices of businesses engaged in similar activities in similar geographic areas, including insurance for general public liability and worker's compensation, and on terms reasonably satisfactory to the Agent (with the Agent listed as loss payee or as an additional insured, as appropriate), and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower will take all actions (including the execution of appropriate documentation) from time to time reasonably requested by the Agent or the Required Lenders in order to maintain the assignment or perfection of the security interest of the Agent on behalf of the Lenders therein. Unless a Default or Unmatured Default has occurred and is continuing, the Borrower shall be entitled to receive the proceeds of any insurance on the Property of the Borrower and its Subsidiaries provided and to the extent that such insurance proceeds are used to acquire replacement Property within the later to occur of (i) three months after the occurrence of the casualty underlying the payment of such proceeds and (ii) three months after the receipt of such insurance proceeds by the Borrower or a Subsidiary. The Borrower will deliver to the Agent any insurance proceeds not used to acquire replacement Property within the applicable period. The Agent shall direct the application of such insurance proceeds in accordance with Section 2.2.6. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amount under this
Section 6.6.1 in excess of the Principal Obligations Amount.

                  6.6.2 Key Man Life Insurance. The Borrower will maintain or cause to be maintained in effect the Key Man Life Insurance at all times during the term of this Agreement, and will take all actions (including the execution of appropriate documentation) from time to time reasonably requested by the Agent or any Lender in order to maintain the assignment or perfection of the security interest of the Agent on behalf of the Lenders therein. The Required Lenders shall apply any proceeds received in connection with the Key Man Life Insurance in accordance with Section 2.2.6 but may, in their discretion, make such application either upon receipt of such proceeds or at such later date as the Required Lenders may elect.

         6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply materially with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate, the expenses of any such inspection to be paid in accordance with Section 4.1.1 of the Security Agreement.

         6.10 Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary.

         6.11 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (i) The Loans.

                  (ii) Indebtedness existing on the Effective Date and described in Schedule "3" hereto.

                  (iii) Contingent Obligations permitted under Section 6.17.

                  (iv) Rate Hedging Obligations.

                  (v) Indebtedness of any Wholly-Owned Subsidiary to the Borrower.

                  (vi) (a) Capitalized Leases of the Borrower or any Subsidiary, and (b) Indebtedness of the Borrower or any Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any Property of the Borrower or any Subsidiary other than the Property so acquired and (y) such Indebtedness is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of the related Property; provided however, that the aggregate amount of Indebtedness under clauses (a) and (b) does not exceed (together with any Capitalized Lease Obligations described in Schedule "3" hereto) $5,000,000 at any one time outstanding.

         6.12 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge with and into the Borrower or a Wholly-Owned Subsidiary.

         6.13 Sale of Assets. (a) The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise voluntarily dispose of its Property, to any other Person except:

                  (i) Sales of vehicles or billboards the proceeds of which (together with the proceeds of any Condemnations thereof) do not exceed $150,000 during any fiscal quarter or $500,000 during any four fiscal quarters.

                  (ii) Any Sale contemporaneous with, or the proceeds of which are applied to the Obligations in connection with, the termination of this Agreement.

                  (iii) Sales of equipment (other than vehicles and billboards) and inventory in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                  (iv) A Sale of (A) the office and production facility of the Borrower located in Baxter Springs, Kansas, and (B) other real property of the Borrower within six months of the Borrower's acquisition thereof, provided, in each case, that the Borrower complies with the provisions of Sections 2.2.3 and/or 6.13(b).

                  (v) A Sale of the Borrower's assets comprising its line of business of leasing outdoor advertising space on benches at bus stops, provided that (A) the deferred portion, if any, of the purchase price of such Sale is evidenced by a promissory note that is delivered to the Agent pursuant to
Section 4.4 of Security Agreement, and (B) the Borrower complies with the provisions set forth in Sections 2.2.3 and/or 6.13(b).

                  (vi) Sales of vehicles or billboards the proceeds of which (together with the proceeds of any Condemnations thereof) exceed $150,000 during any fiscal quarter or $500,000 during any four fiscal quarters, provided that the Borrower complies with the provisions set forth in Sections 2.2.3 and/or 6.13(b) with respect to the Net Proceeds of such Sales in excess of such amounts.

                  (vii) Leases, sales or other dispositions of its Property not permitted by any of Sections 6.13(a)(i) through 6.13(a)(vi) that, together with all other such Property of the Borrower and its Subsidiaries previously leased, sold or voluntarily disposed of as permitted by this clause (vii) of this
Section 6.13 during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion, provided that the Borrower shall make a mandatory payment or prepayment under the Facilities in an amount equal to 100% of the Net Proceeds thereof pursuant to Section 2.2.3.

                  (b) In the event of a Sale permitted by any of Sections 6.13(a)(iv) through 6.13(a)(vi), the Borrower may, if it so elects, give the Agent written notice in the form of Exhibit

"E" hereto (a "Reinvestment Notice") within 10 days of the date of such Sale that it intends to invest the Net Proceeds thereof in assets that shall be used in the business of leasing outdoor advertising space within 90 days of the date of such Sale if such Sale is permitted by Section 6.13(a)(vi) or 180 days thereof (such 90-day or 180-day period, a "Reinvestment Period") if such Sale is permitted by Section 6.13(a)(iv) or 6.13(a)(v). In the event that the Borrower does not reinvest the proceeds of any such Sale within the applicable Reinvestment Period, it shall make a mandatory payment or prepayment under the Facilities pursuant to Section 2.2.3.

                  (c) The Borrower shall not be required to comply with the provisions of Section 2.2.3 or 6.13(b) with respect to Sales permitted by Sections 6.13(a)(i) through 6.13 (a)(iii).

         6.14 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse except in the ordinary course of business on terms and conditions customary in the Borrower's or such Subsidiary's industry.

         6.15 Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transactions, except (i) the Sale and Leaseback Transactions existing on the Effective Date and described in Schedule "3" hereto, and (ii) Sale and Leaseback Transactions entered into by the Borrower with Courtesy Leasing, Inc. prior to January 1, 2000, provided that
(a) the Borrower is not obligated to make payments thereon for one year from the dates thereof, (b) the aggregate net proceeds thereof do not exceed $1,500,000, and (c) such proceeds are expended for Capital Expenditures within 180 days of the receipt thereof by the Borrower.

         6.16 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i) Short-term obligations of, or fully guaranteed by, the United States of America.

                  (ii) Commercial paper rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc.

                  (iii) Demand deposit accounts maintained in the ordinary course of business.

                  (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

                  (v) Investments in Subsidiaries and other Investments in existence on the Effective Date and described in Schedule "2" hereto.

                  (vi) Permitted Acquisitions.

         6.17 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) the Facility Letters of Credit, (ii) by endorsement of instruments for deposit or collection in the ordinary course of business, and
(iii) franchise bonds and performance bonds required in the ordinary course of business and similar bonds, indemnities, and sureties, in each case not representing, securing, or otherwise involving Indebtedness for borrowed money.

         6.18 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

                  (v) Liens existing on the Effective Date and described in Schedule "3" hereto.

                  (vi) Liens relating to Capitalized Leases which secure Capitalized Lease Obligations up to the amount permitted by Section 6.11(vi) hereof.

                  (vii) Liens in favor of the Agent and the Lenders granted in connection with the Key Man Life Insurance.

                  (viii) Liens in favor of the Agent and the Lenders granted pursuant to any Collateral Document.

         6.19 Financial Covenants.

         6.19.1 Total Leverage Ratio. The Borrower shall maintain, on a consolidated basis for itself and the Subsidiaries, at all times during each period set forth below, a Total Leverage Ratio not exceeding the ratio set forth opposite such period:


                         PERIOD                       MAXIMUM RATIO
                         ------                       -------------
                   6/30/99 to 12/31/99                  9:00:1.00
                   1/1/00 to 3/31/00                    8.50:1.00
                   4/1/00 to 6/30/00                    8.25:1.00
                   7/1/00 to 9/30/00                    7.50:1.00
                   10/1/00 to 3/31/01                   7.25:1.00
                   4/1/01 to 9/30/01                    7.00:1.00
                   10/01/01 to 3/31/02                  6.75:1.00
                   4/1/02 to 9/30/02                    6.50:1.00
                   10/01/02 to 3/31/03                  6.25:1.00
                   4/1/03 to 9/30/03                    6.00:1.00
                   10/01/03 to 3/31/04                  5.75:1.00
                   4/1/04 to 9/30/04                    5.50:1.00
                   10/01/04 to 3/31/05                  5.25:1.00
                   4/1/05 and thereafter                4.75:1.00


         6.19.2 Interest Coverage Ratio. The Borrower shall maintain, on a consolidated basis for itself and the Subsidiaries, as of the end of each fiscal quarter, an Interest Coverage Ratio of not less than the ratio set forth below opposite the date on which such fiscal quarter ends:

                    FISCAL QUARTER END                 RATIO
                    ------------------                 -----
                   6/30/99, 9/30/99,
                     12/31/99 and 3/31/00            1.80:1.00
                   6/30/00 and 9/30/00               1.10:1.00
                   12/31/00 and 3/31/01              1.20:1.00
                   6/30/01 and 9/30/01               1.25:1.00
                   12/31/01 and 3/31/02              1.30:1.00
                   6/30/02 and 9/30/02               1.35:1.00
                   12/31/02 and thereafter           1.50:1.00


         6.19.3 Pro Forma Debt Service Coverage Ratio. The Borrower shall maintain, on a consolidated basis for itself and the Subsidiaries, as of the end of each fiscal quarter, commencing December 31, 1999, a Pro Forma Debt Service Coverage Ratio of not less than the ratio set forth below opposite the date on which such fiscal quarter ends:

                     FISCAL QUARTER END              RATIO
                     ------------------              -----
                   6/30/99, 9/30/99,
                     12/31/99 and 3/31/00          1.05:1.00

                   6/30/00                         1.10:1.00
                   9/30/00 and thereafter          1.15:1.00

                  6.19.4 Total Revenues. The Borrower will maintain Total Revenues of the Borrower and the Subsidiaries (a) for each month in the calendar year 1999 set forth below, equal to or greater than 97% of the amount set forth below opposite such month, and (b) for each rolling three-month period ending on the last day of each month in the calendar year 1999 set forth below, equal to or greater than 93% of the amount set forth opposite such month.


                                   Monthly Total      Rolling Three-month
                                     Revenues           Total Revenues
                                   -------------      -------------------

              June                  $2,310,000            $6,750,000
              July                  $2,268,000            $6,816,000
              August                $2,300,000            $6,878,000
              September             $2,310,000            $6,878,000
              October               $2,354,000            $6.964,000
              November              $2,384,000            $7,048,000
              December              $2,321,000            $7,059,000


         For purposes of calculating compliance with the covenant set forth in this Section 6.19.4, the Borrower may include the excess, if any, of Total Revenues for any month over the amount set forth above opposite such month in the "Monthly Total Revenues" column in the calculation of Total Revenues during the immediately succeeding three-month period.

         6.19.5 Net Operating Cash Flow. The Borrower will maintain Net Operating Cash Flow (a) for each month in the calendar year 1999 set forth below, equal to or greater than 98% of the amount set forth below opposite such month, and (b) for each rolling three-month period ending on the last day of each month in the calendar year 1999 set forth below, equal to or greater than 95% of the amount set forth opposite such month.


                                    Monthly         Rolling Three-month
                                  Net Operating        Net Operating
                                   Cash Flow             Cash Flow
                                  -------------     -------------------
              June                 $1,007,000           $3,276,000
              July                 $1,090,000           $3,246,000
              August               $1,100,000           $3,197,000
              September            $1,100,000           $3,290,000

              October              $1,196,000           $3,396,000
              November             $1,220,000           $3,516,000
              December             $1,171,000           $3,587,000

         For purposes of calculating compliance with the covenant set forth in this Section 6.19.5, the Borrower may include the excess, if any, of Net Operating Cash Flow for any month over the amount set forth above opposite such month in the "Monthly Net Operating Cash Flow" column in the calculation of Net Operating Cash Flow during the immediately succeeding three-month period.

                  6.19.6 Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for Capital Expenditures during any calendar year (or portion thereof) in the aggregate for the Borrower and its Subsidiaries in excess of the amount set forth below opposite such calendar year (or portion thereof):


                 Period/Year                     Amount
                 -----------                     ------
              Effective Date to
                 12/31/99                      $1,800,000
                    2000                       $2,500,000
                    2001                       $2,700,000
                    2002                       $2,800,000
                    2003                       $2,900,000
                    2004                       $3,100,000
                    2005                       $3,200,000

provided, however, that amounts permitted to be expended during any calendar year (or portion thereof) but not so expended may be expended during the immediately succeeding calendar year as long as no Default or Unmatured Default exists or would exist after giving effect to such expenditure. For purposes of determining compliance with the covenant set forth in this Section 6.19.6, proceeds of Sale and Leaseback Transactions permitted by Section 6.15(ii) shall be excluded from the calculation of the amount of Capital Expenditures to the extent that such proceeds are expended for Capital Expenditures.

         6.20 Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Wholly-Owned Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.21 Financial Undertakings. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Undertaking, except Rate Hedging Obligations.

         6.22 Reinvestment of Net Proceeds. With respect to each Sale for which the Borrower has given a Reinvestment Notice, the Borrower shall have reinvested, within the Applicable Reinvestment Period, the Net Proceeds identified in such Reinvestment Notice or shall have delivered such Net Proceeds to the Agent to the extent not previously so delivered or reinvested.

         6.23 Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to ensure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.24 Collateral Security; Further Assurances.

                  6.24.1 Grant of Security. As security for the payment of the Secured Obligations, the Borrower has granted, and caused to be granted by Holdings, to the Agent on behalf of the Lenders a Lien on and security interest in all of the following, whether now or hereafter existing or acquired: (i) all of the outstanding stock of the Borrower and all proceeds thereof, all as more specifically described in the Pledge Agreement; and (ii) all of the outstanding equity interests in any Subsidiary and all proceeds thereof, and all other assets of the Borrower (other than real estate) and all proceeds thereof, all as more specifically described in and subject to the provisions of the Security Agreement.

                  6.24.2 Subsidiaries. The Borrower shall cause the Secured Obligations to be and remain guaranteed in writing by each Subsidiary pursuant to a guaranty in form and substance satisfactory to the Required Lenders. As security for the payment of any Subsidiary's guaranty of the Secured Obligations, the Borrower shall cause such Subsidiary to grant to the Agent on behalf of the Lenders a Lien on and security interest in all of the assets of such Subsidiary (other than real estate and interests therein), whether now or hereafter existing or acquired, and all proceeds thereof, all as more specifically described in and subject to the provisions of a security agreement substantially identical to the Security Agreement with appropriate adjustments for such Subsidiary. Upon execution of a guaranty and a security agreement by any Subsidiary created or acquired (in accordance with the terms of this Agreement) after the date of this Agreement, the Borrower shall also cause to be delivered to the Agent such items evidencing legal existence, validity, power, and authorization (including, without limitation, an opinion of counsel) comparable to the items required with respect to Holdings pursuant to Section
4.1 as the Agent may reasonably require.

                  6.24.3 Additional Collateral; Further Assurances. At the request of the Required Lenders, the Borrower shall, and shall cause such Subsidiary to, execute and deliver to the Agent any additional documents, agreements and instruments, including, without limitation, collateral assignments of leases and leasehold mortgages, UCC-1 financing statements and fixture filings, and take any other actions, deemed necessary by the Agent or its counsel to create and maintain in favor of the Agent on behalf of the Lenders a valid and perfected Lien on collateral purported to be covered by the Security Agreement or any security agreement executed and delivered by a Subsidiary pursuant to Section 6.24.2 and/or any additional assets of the

Borrower or any Subsidiary, including, without limitation, ground leases and vehicles covered by certificates of title.

                  6.24.4 Negative Pledge Prohibition. The Borrower shall not, and shall not permit any Subsidiary to, enter into an agreement with any other Person that would prohibit it from complying with the provisions of Section
6.24.3 or pursuant to which a breach would occur or a Lien would be created or imposed by virtue of such compliance.

                  6.24.5 Exercise of Rights. In connection with any exercise by the Agent or any Lender of its right and remedies under the Collateral Documents, it may be necessary to obtain the prior consent or approval of certain Persons, including but not limited to applicable governmental authorities. Upon the exercise by the Agent or the Lenders of any power, right, privilege or remedy pursuant to any Collateral Document which requires any consent, approval, registration, qualification or authorization of any Person, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, and other documents and papers that the Agent or the Lenders may be required to obtain for such consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Borrower will use its best efforts to obtain from the appropriate Persons the necessary consents and approvals, if any, for the effectuation of any sale or sales of pledged interests upon the occurrence and during the continuance of a Default; and for the exercise of any other right or remedy of the Agent and Lenders under any Collateral Document. The Agent and the Lenders will cooperate with the Borrower in preparing the filing with any Persons of all requisite applications required to be obtained by the Borrower under this Section 6.24.5.

         6.25 Senior Notes. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Senior Notes, or make any amendment or modification to the Senior Note Indenture that is materially adverse to the Lenders.

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made (or deemed made pursuant to Section 4.2) by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Transaction Document shall be materially false on the date as of which made.

         7.2 Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3 The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19,
6.21, 6.22, 6.24 or 6.25.

         7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within fifteen days after written notice from the Agent or any Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such fifteen-day period, and the Borrower shall have commenced to cure such Default within such fifteen-day period and thereafter diligently and expeditiously proceeds to cure the same, such fifteen-day period shall be extended for an additional period of time as is reasonably necessary for the Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed thirty days.

         7.5 Failure of Holdings, the Borrower or any of the Subsidiaries to pay any Material Indebtedness when due; or the default by Holdings, the Borrower or any of the Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Holdings, the Borrower or any of the Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; or failure of the Obligations to constitute "Permitted Debt" permitted by clause (i) of the definition of such term set forth in Section 1010 of the Senior Note Indenture.

         7.6 Holdings, the Borrower or any of the Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any of its Property which constitutes a Substantial Portion, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without the application, approval or consent of Holdings, the Borrower or any of the Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Holdings, the Borrower or any of the Subsidiaries or any of its Property which constitutes a Substantial Portion, or a proceeding described in Section 7.6(iv) shall be instituted against Holdings, the Borrower or any of the Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of Holdings, the Borrower or any of the Subsidiaries which, when taken together with all other Property of Holdings, the Borrower and their Subsidiaries so condemned, seized, appropriated, or taken custody or control of (but excluding proceeds from Condemnations of vehicles or billboards to the extent that such proceeds have been reinvested in assets of a like nature), during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         7.9 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10 There shall exist any Unfunded Liabilities or any Reportable Event shall occur in connection with any Plan.

         7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan.

         7.12 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs.

         7.13 The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.14 Any Change in Control shall occur.

         7.15 The occurrence of any "default," as defined in any Transaction Document (other than this Agreement or any Notes) or the breach of any of the terms or provisions of any Transaction Document (other than this Agreement or any Notes), which default or breach continues beyond any period of grace therein provided.

         7.16 Nonpayment by the Borrower of any Rate Hedging Obligation beyond any applicable grace period or the breach by the Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any Rate Hedging Obligation.

         7.17 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document and except with regard to ground leases and vehicles covered by certificates of title to the extent that the Required Lenders have elected not to require the Borrower to deliver a valid and perfected first priority security interest in such items of Collateral, or any Transaction Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any such Transaction Document.

         7.18 Holdings shall: (a) transact any business other than the ownership of the stock of the Borrower and servicing the Converted Mesirow Equity (including the payment of permitted dividends thereon) or any Indebtedness into which the Converted Mesirow Equity may be converted pursuant to the terms thereof, (b) have incurred any Indebtedness other than any Indebtedness into which the Converted Mesirow Equity may be converted pursuant to the term thereof, or (c) have amended or modified the Mesirow 94 Documents or the Mesirow 97 Documents, other than to permit the execution, delivery and performance by Holdings and the Borrower of the Transaction Documents to which each is a party, or voluntarily prepaid, defeased or in substance defeased, purchased, redeemed, retired or otherwise acquired, any Converted Mesirow Equity or any Indebtedness into which the Converted Mesirow Equity may be converted pursuant to the terms thereof.

         7.19 Twenty-five percent (25%) or more of the value of any class of equity interests in the Borrower shall be held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f).

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent at the direction of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans and of the Issuing Lender to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Lender to issue Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Transaction Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Extend the Facility Termination Date or the final maturity of any Loan or Note or the due date of a Reimbursement Obligation or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (ii) Permit any Facility Letter of Credit to expire after November 30, 2005.

                  (iii) Reduce the percentage specified in the definition of Required Lenders.

                  (iv) Reduce the amount of, or extend the payment dates for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

                  (v) Reduce the amount or extend the time of any mandatory reduction of the Aggregate Facility B Commitment required by Section 2.5.2.

                  (vi) Amend this Section 8.2.

                  (vii) Except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Transaction Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Transaction Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Transaction Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of any Notes, the making of the Loans and the issuance of Facility Letters of Credit.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Headings. Section headings in the Transaction Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Transaction Documents.

         9.4 Entire Agreement. The Transaction Documents embody the entire agreement and understanding among the Borrower, Holdings, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, Holdings, the Agent and the Lenders relating to the subject matter thereof, other than the Fee Letter and the Original Fee Letter.

         9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6 Expenses; Indemnification. The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Transaction Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Transaction Documents. The Borrower further agrees to indemnify the Agent, the Arranger and each Lender, their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or the use of any Facility Letter of Credit except to the extent they are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this
Section 9.6 shall survive the termination of this Agreement.

         9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9 Severability of Provisions. Any provision in any Transaction Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Transaction Documents are declared to be severable.

         9.10 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Transaction Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages (but not actual damages) suffered by the Borrower in connection with, arising out of, or in any way related to the Transaction Documents or the transactions contemplated thereby.

         9.11 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any

Person in connection with any legal proceeding to which that Lender is a party,
(vi) permitted by Section 12.4, and (vii) of information which has become public through no fault of that Lender.

         9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

         9.13 Effect of Restatement. This Agreement shall supersede the Existing Credit Agreement from and after the Effective Date with respect to the transactions hereunder and with respect to the loans outstanding under the Existing Credit Agreement as of the Effective Date. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Transaction Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Transaction Documents as in effect prior to the Effective Date, (ii) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Transaction Documents, and (iii) the liens and security interests in favor of the Agent for the benefit of the Lenders securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations.

         9.14 Holdings Warrants. On the Effective Date, First Chicago shall return to Holdings the Warrant, dated as of March 31, 1999, issued by Holdings to First Chicago in connection with the Existing Credit Agreement.

                                   ARTICLE X

                                    THE AGENT

         10.1 Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Transaction Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Transaction Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Transaction Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 Powers. The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Transaction Documents to be taken by the Agent.

         10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default, (v) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith; (vi) the value, sufficiency, creation, perfection or priority of any interest in any collateral security; or (vii) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Required Lenders (or, if required by Section 8.2, each Lender affected thereby), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Transaction Document.

         10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Transaction Document with respect to its Commitments, its Loans and its Percentage of the Facility Letter of Credit Obligations as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger, or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

         10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld), a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Transaction Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.14 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf (i) the Security Agreement and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement, (ii) the Pledge Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Pledge Agreement(s) and (iii) any guarantees and security agreements executed and delivered by Subsidiaries pursuant to Section 6.25.2.

         10.15 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Transaction Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (or, with respect to Facility Letters of Credit, its Percentage of a Reimbursement Obligation) under either Facility (other than payments received pursuant to Sections 3.1, 3.2, 3.4, or 3.5) in a greater proportion than that received by any other Lender under such Facility, such Lender agrees, promptly upon demand, to purchase a portion of the Loans (and, with respect to Facility Letters of Credit, Reimbursement Obligations) held by the other Lenders under such Facility so that after such purchase each Lender will hold its ratable proportion of Loans (and, with respect to Facility Letters of Credit, Reimbursement Obligations) under such Facility. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may (at no cost to the Borrower) at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Transaction Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2 Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment or Facility Letter of Credit Obligation of such Lender or any other interest of such Lender under the Transaction Documents, provided that any such sale shall be at no cost to the Borrower. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Transaction Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Transaction Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Transaction Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Transaction Documents other than any amendment, modification or waiver with respect to any Loan, Commitment or Facility Letter of Credit Obligation in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Commitment or Facility Letter of Credit Obligation, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such

Loan, Commitment or Facility Letter of Credit Obligation, releases any guarantor of any such Loan, Commitment or Facility Letter of Credit Obligation or releases all or substantially all of the Collateral, if any, securing any such Loan or Facility Letter of Credit Obligation.

                  12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Transaction Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Transaction Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3 Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Transaction Documents, provided that (i) any such assignment shall be at no cost the Borrower, and (ii) unless such Lender assigns all of its rights and obligations under the Transaction Documents to a Purchaser, each such assignment shall be in a minimum amount of $5,000,000. Such assignment shall be substantially in the form of Exhibit "D" hereto or in such other form as may be agreed to by the parties thereto. The consents of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld.

                  12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment by the assigning Lender or the Purchaser of a $4,000 fee to the Agent for processing such assignment by one of the parties thereto, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment(s), Loans and Facility Letter of Credit Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Transaction Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Transaction Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the applicable Aggregate Commitment and

Loans (and, if applicable, Facility Letter of Credit Obligations) assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their applicable Commitment, as adjusted pursuant to such assignment. Within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting the revised Commitments of each of the Lenders. Such revised Schedule "1" shall replace the prior Schedule "1" and become part of this Agreement.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Transaction Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided that each Transferee and prospective Transferee agrees to be bound by
Section 9.11 of this Agreement.

         12.5 Tax Treatment. If any interest in any Transaction Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

                                  ARTICLE XIII

                                     NOTICES

         13.1 Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone, that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                            TRI-STATE OUTDOOR MEDIA GROUP, INC.


                                            By: ________________________________
                                                      William G. McLendon
                                                     Chief Financial Officer

                                               3416 Highway 41 South
                                               Tifton, Georgia 31794

                                            Attention:        President

                                            Telephone:        (800) 732-8261
                                            Telecopier:       (912) 386-0203


                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                                INDIVIDUALLY AND AS AGENT


                                            By: ________________________________
                                                      Laurie W. Blazek
                                                      Authorized Agent

                                                 One First National Plaza
                                                      Mail Suite 0629
                                                  Chicago, Illinois 60670

                                            Attention:  Communications Division

                                            Telephone:        (312) 732-5831
                                            Telecopier:       (312) 732-8587

                                PRICING SCHEDULE



-------------------------------------------------------------------------------------------------------------------------------
   APPLICABLE MARGIN         LEVEL       LEVEL II      LEVEL III      LEVEL IV        LEVEL        LEVEL VI       LEVEL VII
                           I STATUS       STATUS        STATUS         STATUS        V STATUS       STATUS         STATUS
-------------------------------------------------------------------------------------------------------------------------------
    Eurodollar Rate          1.75%        2.25%          2.75%          3.25%         3.50%          3.75%          4.00%
-------------------------------------------------------------------------------------------------------------------------------
     Floating Rate           .50%         1.00%          1.50%          2.00%         2.25%          2.50%          2.75%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  APPLICABLE FEE RATE        LEVEL       LEVEL II      LEVEL III      LEVEL IV        LEVEL        LEVEL VI       LEVEL VII
                           I STATUS       STATUS        STATUS         STATUS        V STATUS       STATUS         STATUS
-------------------------------------------------------------------------------------------------------------------------------
     COMMITMENT FEE          .50%          .50%          .50%           1.00%         1.00%          1.00%          1.00%
-------------------------------------------------------------------------------------------------------------------------------

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (iii).

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Total Leverage Ratio is less than 4.00 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Total Leverage Ratio is less than to 4.5 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Total Leverage Ratio is less than 5.00 to 1.00.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Total Leverage Ratio is less than 5.50 to 1.00.

         "Level V Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Total Leverage Ratio is less than 6.00 to 1.00.

         "Level VI Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I

Status, Level II Status, Level III Status, Level IV Status or Level V Status and
(ii) the Total Leverage Ratio is less than 6.50 to 1.00.

         "Level VII Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                Table of Contents

                                                                                                                Page
                                                                                                                ----
ARTICLE I     DEFINITIONS.........................................................................................1
ARTICLE II    THE CREDITS........................................................................................16
   2.1        Commitments........................................................................................16
      2.1.1       Facility A Commitment..........................................................................16
      2.1.2       Facility B Commitment..........................................................................16
   2.2        Required Payments; Termination.....................................................................17
      2.2.1       Facility A.....................................................................................17
      2.2.2       Facility B.....................................................................................17
      2.2.3       Sale of Assets.................................................................................17
      2.2.4       Sales of Equity................................................................................17
      2.2.5       Initial Public Offering........................................................................18
      2.2.6       Allocation.....................................................................................18
      2.2.7       Termination....................................................................................18
   2.3        Ratable Loans......................................................................................18
   2.4        Types of Advances..................................................................................18
      2.4.1       Types..........................................................................................18
   2.5        Certain Fees; Reductions in Aggregate Commitments..................................................18
      2.5.1       Fees...........................................................................................18
      2.5.2       Mandatory Reductions...........................................................................19
      2.5.3       Voluntary Reductions...........................................................................19
   2.6        Minimum Amount of Each Advance.....................................................................19
   2.7        Optional Principal Payments........................................................................20
   2.8        Method of Selecting Types and Interest Periods for New Advances....................................20
   2.9        Conversion and Continuation of Outstanding Advances................................................20
   2.10       Changes in Interest Rate, Etc......................................................................21
   2.11       Rates Applicable After Default.....................................................................21
   2.12       Method of Payment..................................................................................22
   2.13       Noteless Agreement; Evidence of Indebtedness.......................................................22
   2.14       Interest Payment Dates; Interest and Fee Basis.....................................................23
   2.15       Notification of Advances, Interest Rates, Prepayments and Commitment Reductions....................23
   2.16       Lending Installations..............................................................................23
   2.17       Non-Receipt of Funds by the Agent..................................................................23
   2.18       Facility Letters of Credit.........................................................................24
      2.18.1      Issuance of Facility Letters of Credit.........................................................24
      2.18.2      Participating Interests........................................................................24
      2.18.3      Facility Letter of Credit Reimbursement Obligations............................................24
      2.18.4      Procedure for Issuance.........................................................................26
      2.18.5      Nature of Obligations..........................................................................26
      2.18.6      Indemnification; Assumption of Risk............................................................28
      2.18.7      Cash Collateral Upon Default...................................................................29
      2.18.8      Cash Collateral Account........................................................................29
      2.18.9      Facility Letter of Credit Fees.................................................................29
ARTICLE III       YIELD PROTECTION; TAXES........................................................................29

                                Table of Contents
                                   (continued)




   3.1        Yield Protection...................................................................................29
   3.2        Changes in Capital Adequacy Regulations............................................................30
   3.3        Availability of Types of Advances..................................................................31
   3.4        Funding Indemnification............................................................................31
   3.5        Taxes..............................................................................................31
   3.6        Lender Statements; Survival of Indemnity...........................................................32
ARTICLE IV    CONDITIONS PRECEDENT...............................................................................33
   4.1        Effectiveness of Agreement; Initial Advance and Facility Letters of Credit.........................33
   4.2        Certain Advances...................................................................................35
   4.3        Each Advance and Facility Letters of Credit........................................................35
ARTICLE V     REPRESENTATIONS AND WARRANTIES.....................................................................35
   5.1        Corporate Existence and Standing...................................................................36
   5.2        Authorization and Validity.........................................................................36
   5.3        No Conflict; Government Consent....................................................................36
   5.4        Financial Statements...............................................................................36
   5.5        Material Adverse Change............................................................................36
   5.6        Taxes..............................................................................................36
   5.7        Litigation and Contingent Obligations..............................................................37
   5.8        Subsidiaries.......................................................................................37
   5.9        ERISA..............................................................................................37
   5.10       Accuracy of Information............................................................................37
   5.11       Regulation U.......................................................................................37
   5.12       Material Agreements................................................................................38
   5.13       Compliance With Laws, Etc..........................................................................38
   5.14       Ownership of Properties............................................................................38
   5.15       Plan Assets; Prohibited Transactions...............................................................38
   5.16       Environmental Matters..............................................................................38
   5.17       Investment Company Act.............................................................................39
   5.18       Public Utility Holding Company Act.................................................................39
   5.19       Solvency...........................................................................................39
   5.20       Year 2000..........................................................................................39
ARTICLE VI    COVENANTS..........................................................................................39
   6.1        Financial Reporting................................................................................40
   6.2        Use of Proceeds....................................................................................41
   6.3        Notice of Default, Etc.............................................................................41
   6.4        Conduct of Business................................................................................41
   6.5        Taxes..............................................................................................42
   6.6        Insurance..........................................................................................42
      6.6.1       Property Insurance.............................................................................42
      6.6.2       Key Man Life Insurance.........................................................................42
   6.7        Compliance with Laws...............................................................................42
   6.8        Maintenance of Properties..........................................................................43
   6.9        Inspection.........................................................................................43

                                Table of Contents
                                   (continued)


   6.10       Dividends..........................................................................................43
   6.11       Indebtedness.......................................................................................43
   6.12       Merger.............................................................................................44
   6.13       Sale of Assets.....................................................................................44
   6.14       Sale of Accounts...................................................................................45
   6.15       Sale and Leaseback.................................................................................45
   6.16       Investments and Acquisitions.......................................................................45
   6.17       Contingent Obligations.............................................................................46
   6.18       Liens..............................................................................................46
   6.19       Financial Covenants................................................................................47
      6.19.1      Total Leverage Ratio...........................................................................47
      6.19.2      Interest Coverage Ratio........................................................................47
      6.19.3      Pro Forma Debt Service Coverage Ratio..........................................................47
      6.19.4      Total Revenues.................................................................................48
      6.19.5      Net Operating Cash Flow........................................................................48
      6.19.6      Capital Expenditures...........................................................................49
   6.20       Affiliates.........................................................................................49
   6.21       Financial Undertakings.............................................................................49
   6.22       Reinvestment of Net Proceeds.......................................................................50
   6.23       Year 2000..........................................................................................50
   6.24       Collateral Security; Further Assurances............................................................50
      6.24.1      Grant of Security..............................................................................50
      6.24.2      Subsidiaries...................................................................................50
      6.24.3      Additional Collateral; Further Assurances......................................................50
      6.24.4      Negative Pledge Prohibition....................................................................51
      6.24.5      Exercise of Rights.............................................................................51
   6.25       Senior Notes.......................................................................................51
ARTICLE VII   DEFAULTS ..........................................................................................51
ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.....................................................54
   8.1        Acceleration.......................................................................................54
   8.2        Amendments.........................................................................................55
   8.3        Preservation of Rights.............................................................................55
ARTICLE IX    GENERAL PROVISIONS.................................................................................56
   9.1        Survival of Representations........................................................................56
   9.2        Governmental Regulation............................................................................56
   9.3        Headings...........................................................................................56
   9.4        Entire Agreement...................................................................................56
   9.5        Several Obligations; Benefits of this Agreement....................................................56
   9.6        Expenses; Indemnification..........................................................................56
   9.7        Numbers of Documents...............................................................................57
   9.8        Accounting.........................................................................................57
   9.9        Severability of Provisions.........................................................................57
   9.10       Nonliability of Lenders............................................................................57

   9.11       Confidentiality....................................................................................57
   9.12       Nonreliance........................................................................................58
   9.13       Effect of Restatement..............................................................................58
   9.14       Holdings Warrants..................................................................................58
ARTICLE X     THE AGENT..........................................................................................58
   10.1       Appointment; Nature of Relationship................................................................58
   10.2       Powers.............................................................................................59
   10.3       General Immunity...................................................................................59
   10.4       No Responsibility for Loans, Recitals, etc.........................................................59
   10.5       Action on Instructions of Lenders..................................................................59
   10.6       Employment of Agents and Counsel...................................................................59
   10.7       Reliance on Documents; Counsel.....................................................................60
   10.8       Agent's Reimbursement and Indemnification..........................................................60
   10.9       Notice of Default..................................................................................60
   10.10      Rights as a Lender.................................................................................60
   10.11      Lender Credit Decision.............................................................................61
   10.12      Successor Agent....................................................................................61
   10.13      Delegation to Affiliates...........................................................................61
   10.14      Execution of Collateral Documents..................................................................62
   10.15      Collateral Releases................................................................................62
ARTICLE XI    SETOFF; RATABLE PAYMENTS...........................................................................62
   11.1       Setoff.............................................................................................62
   11.2       Ratable Payments...................................................................................62
ARTICLE XII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................................63
   12.1       Successors and Assigns.............................................................................63
   12.2       Participations.....................................................................................63
      12.2.1      Permitted Participants; Effect.................................................................63
      12.2.2      Voting Rights..................................................................................63
      12.2.3      Benefit of Setoff..............................................................................64
   12.3       Assignments........................................................................................64
      12.3.1      Permitted Assignments..........................................................................64
      12.3.2      Effect; Effective Date.........................................................................64
   12.4       Dissemination of Information.......................................................................65
   12.5       Tax Treatment......................................................................................65
ARTICLE XIII  NOTICES  65
   13.1       Notices............................................................................................65
   13.2       Change of Address..................................................................................65
ARTICLE XIV   COUNTERPARTS.......................................................................................66
ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.....................................................66
   15.1       CHOICE OF LAW......................................................................................66
   15.2       CONSENT TO JURISDICTION............................................................................66
   15.3       WAIVER OF JURY TRIAL...............................................................................66

                                Table of Contents
                                   (continued)

                                    SCHEDULES

PRICING SCHEDULE
SCHEDULE "1"   -      LENDER COMMITMENTS
SCHEDULE "2"   -      SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE "3"   -      INDEBTEDNESS AND LIENS
SCHEDULE "4"   -      LITIGATION


                                    EXHIBITS

EXHIBIT "A"    -      AMENDED AND RESTATED STOCK PLEDGE AGREEMENT
EXHIBIT "B"    -      AMENDED AND RESTATED GENERAL PLEDGE AND SECURITY
                            AGREEMENT
EXHIBIT "C"    -      COMPLIANCE CERTIFICATE
EXHIBIT "D"    -      ASSIGNMENT AGREEMENT
EXHIBIT "E"    -      REINVESTMENT NOTICE
EXHIBIT "F"    -      REAFFIRMATION OF COLLATERAL ASSIGNMENT